GLOBETECH VENTURES CORP.

PROXY

FOR THE ANNUAL AND GENERAL MEETING
TO BE HELD MARCH 1, 2006.

THIS PROXY IS SOLICITED ON BEHALF OF THE MANAGEMENT OF THE COMPANY.

The undersigned shareholder ("Registered Shareholder") of GLOBETECH VENTURES CORP. (the "Company") hereby appoints Casey Forward, a director of the Company, or failing him Dr. Kanwaljit S. Sachdeva, a director of the Company, or instead of the foregoing _______________ as proxyholder for and on behalf of the Registered Shareholder with the power of substitution to attend, act and vote for and on behalf of the Registered Shareholder in respect of all matters that may properly come before the Meeting of the Registered Shareholders of the Company and at every adjournment thereof, to the same extent and with the same powers as if the undersigned Registered Shareholder were present at the said Meeting, or any adjournment thereof.

The **Registered Shareholder** hereby directs the proxyholder to vote the securities of the Company registered in the name of the **Registered Shareholder** as specified herein.

1. Appointment of MacKay LLP, Chartered Accountants, of Vancouver, British Columbia, as auditors for the ensuing year and to authorize the Directors to fix the remuneration to be paid to the auditor.

   VOTE FOR __ VOTE WITHHELD__

2. Fixing the number of directors at 4.

   VOTE FOR __ AGAINST__ __

3. Election of the following persons to the Board of Directors of the Company.

Casey Forward	VOTE FOR __	WITHHELD__
Dr. Kanwaljit S. Sachdeva	VOTE FOR __	WITHHELD__
Dr. Arnold Abramson	VOTE FOR __	WITHHELD__
Ian Bartholomew	VOTE FOR __	WITHHELD__

4. Approval of the proposed Stock Option Plan of the Company more particularly described in the Information Circular and to authorize the Directors to make modifications thereto in accordance with the Plan and the policies of the TSX Venture Exchange.

   VOTE FOR __ AGAINST __

5. Approval of an ordinary resolution to ratify, approve and confirm all lawful acts, contracts proceeding, appointments and payments of money of and by the directors of the Company since the date of the Company's last annual general meeting.

VOTE FOR __ AGAINST__

6. Approval of such other business as may properly come before the meeting as the proxyholder, in his sole discretion, may see fit.

VOTE FOR __ AGAINST__

The shares represented by this proxy may be voted on the above items by marking an "X" in the space provided for that purpose.

The undersigned Registered Shareholder hereby revokes any proxy previously given to attend and vote at said Meeting.

DATED and SIGNED this __ day of __, 2006.

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NAME (Please Print)

____
SIGNATURE

____

____
Address of Shareholder

____
Number of shares held

INSTRUCTIONS FOR COMPLETION OF PROXY

NOTES

1. This Proxy is solicited by the Management of the Company.
2. This form of proxy ("Instrument of Proxy") *must be signed* by you, the Registered Shareholder, or by your attorney duly authorized by you in writing, or, in the case of a corporation, by a duly authorized officer or representative of the corporation; and *if executed by an attorney, officer, or other duly appointed representative*, the original or a notarial copy of the instrument so empowering such person, or such other documentation in support as shall be acceptable to the Chairman of the Meeting, must accompany the Instrument of Proxy.

3. If this Instrument of Proxy is not dated in the space provided, authority is hereby given by you, the Registered Shareholder, for the proxyholder to date this proxy seven (7) calendar days after the date on which it was mailed to you, the Registered Shareholder, by the Company.

4. A Registered Shareholder who wishes to attend the Meeting and vote on the resolutions in person, may simply register with the scrutineers before the Meeting begins.

5. A Registered Shareholder who is not able to attend the Meeting in person but wishes to vote on the resolutions, may do the following:

   (a) appoint one of the management proxyholders named on the Instrument of Proxy, by leaving the wording appointing a nominee as is (i.e. do not strike out the management proxyholders shown and do not complete the blank space provided for the appointment of an alternate proxyholder). Where no choice is specified by a Registered Shareholder with respect to a resolution set out in the Instrument of Proxy, a management appointee acting as a proxyholder will vote in favour of each matter identified on this Instrument of Proxy and for the nominees of management for directors and auditor as identified in this Instrument of Proxy; OR

   (b) appoint another proxyholder, who need not be a Registered Shareholder of the Company, to vote according to the Registered Shareholder's instructions, by striking out the management proxyholder names shown and inserting the name of the person you wish to represent you at the Meeting in the space provided for an alternate proxyholder. If no choice is specified, the proxyholder has discretionary authority to vote as the proxyholder sees fit

6. *The securities represented by this Instrument of Proxy will be voted or withheld from voting in accordance with the instructions of the Registered Shareholder on any poll* of a resolution that may be called for and, if the Registered Shareholder specifies a choice with respect to any matter to be acted upon, the securities will be voted accordingly. Further, the securities will be voted by the appointed proxyholder with respect to any amendments or variations of any of the resolutions set out on the Instrument of Proxy or matters which may properly come before the Meeting as the proxyholder in its sole discretion sees fit.

If a Registered Shareholder has submitted an Instrument of Proxy, *the Registered Shareholder may still attend the Meeting and may vote in person.* To do so, the Registered Shareholder must record his/her attendance with the scrutineers before the commencement of the Meeting and revoke, in writing, the prior votes.

To be represented at the Meeting, this proxy form must be received at the office of the Transfer Agent of the Company, THE PACIFIC CORPORATE TRUST COMPANY, 1000-625 HOWE STREET, VANCOUVER, B.C. V6C 3B8 by mail, by fax (604) 689-8144, Telephone 1-888-Tel-Vote (1-888-835-8683) or Internet http://www.pctc.com/webvote.htm no later than forty eight (48) hours (excluding Saturdays, Sundays and holidays) prior to the time of the Meeting, or adjournment thereof or may be accepted by the Chairman of the Meeting prior to the commencement of the Meeting.